Exhibit 99.1
SelectQuote, Inc. Reports Fourth Quarter and Fiscal Year 2022 Results

Fourth Quarter of Fiscal Year 2022 – Consolidated Earnings Highlights

•Revenue of $139.4 million
•Net loss of $104.7 million
•Adjusted EBITDA* of $(60.8) million
•Excluding the $(48.3) million cohort/tail adjustment, Revenue of $187.7 million*
•Excluding the $(48.3) million cohort/tail adjustment, Net loss of $56.4 million*
•Excluding the $(48.3) million cohort/tail adjustment, Adjusted EBITDA of $(12.5) million*

Full-Year Fiscal 2023 Revenue, Net loss, and Adjusted EBITDA expected to be in the following ranges:

▪Revenue expected in a range of $850 million to $950 million
▪Net loss expected in a range of $113 million to $89 million
▪Adjusted EBITDA* expected in a range of $(20) million to $10 million

Fourth Quarter of Fiscal Year 2022 – Segment Highlights

Senior
•Revenue of $97.9 million
•Adjusted EBITDA* of $(44.4) million
•Approved Medicare Advantage policies grew 39% Year-Over-Year

Life
•Revenue of $37.3 million
•Final expense premiums fell 26% Year-Over-Year

Auto & Home
•Revenue of $7.1 million
•Total Auto & Home premiums grew 2% Year-Over-Year

OVERLAND PARK, Kan., August 29, 2022--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the fourth quarter of fiscal year 2022 of $139.4 million compared to consolidated revenue for the fourth quarter of fiscal year 2021 of $185.3 million. Consolidated net loss for the fourth quarter of fiscal year 2022 was $104.7 million compared to consolidated net income for the fourth quarter of fiscal year 2021 of $0.8 million. Finally, consolidated Adjusted EBITDA* for the fourth quarter of fiscal year 2022 was $(60.8) million compared to consolidated Adjusted EBITDA* for the fourth quarter of fiscal year 2021 of $18.1 million. Excluding the $48.3 million cohort/tail adjustment for the Senior MA distribution business, consolidated revenue for the fourth quarter of fiscal year 2022 was $187.7 million and Adjusted EBITDA* was $(12.5) million.

Consolidated revenue for the fiscal year ended June 30, 2022, was $764.0 million compared to consolidated revenue for the fiscal year ended June 30, 2021, of $930.0 million. Consolidated net loss for the fiscal year ended June 30, 2022, was $297.5 million compared to consolidated net income for the fiscal year ended June 30, 2021, of $124.9 million. Finally, consolidated Adjusted EBITDA* for the fiscal year ended June 30, 2022, was $(260.5) million compared to consolidated Adjusted EBITDA* of $220.2 million for the fiscal year ended June 30, 2021. Excluding the $193.3 million cohort/tail adjustment for the Senior MA distribution business, consolidated revenue for fiscal year 2022 was $957.3 million and Adjusted EBITDA* was $(67.2) million.

Chief Executive Officer Tim Danker commented, “We are pleased with the progress we have made against the strategic redesign of our business. Our goal is to optimize our core senior and healthcare services businesses with a focus on improving returns and higher visibility in our projected cash flows. Now six months into our strategic redesign, we have increasing confidence and high conviction that SelectQuote will create value for shareholders in the years to come. Clearly, the responsibility to prove our value to shareholders is ours, and we can only do that through consistent execution, but our results year-to-date and in the fourth quarter demonstrate expanding profitability in both our core senior and healthcare services businesses including our growing SelectRx business.”

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

President Bob Grant added, “The actions we have taken in preparation for the upcoming Medicare Advantage season position SelectQuote well for success against our stated strategic goals to improve unit profitability and cash flow. Our agent force will be onboarded earlier and will consist of a higher proportion of core tenured agents, which should drive improved productivity. Similarly, our plan to originate fewer policies will allow SelectQuote to focus marketing and sales on the best performing Medicare Advantage business. These strategies combined with about $250 million in cost savings identified to date and the impressive growth of our SelectRx business will help improve both the cash flow generation and predictability of our business in the upcoming season and for years ahead.”

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA*. Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA* is calculated as total revenue for the applicable segment less: direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

(in thousands)	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Revenue	$97,917	$124,391	(21)%	$595,375	$728,701	(18)%
Adjusted EBITDA*	(44,374)	24,830	(279)%	(193,799)	243,777	(179)%
Adjusted EBITDA Margin*	(45)%	20%		(33)%	33%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take, such as providing additional information, before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Medicare Advantage	129,289	95,549	35%	808,116	550,321	47%
Medicare Supplement	890	2,498	(64)%	7,208	26,785	(73)%
Dental, Vision and Hearing	23,502	30,287	(22)%	145,716	132,106	10%
Prescription Drug Plan	649	1,193	(46)%	6,842	11,436	(40)%
Other	3,340	3,884	(14)%	14,776	16,487	(10)%
Total	157,670	133,411	18%	982,658	737,135	33%

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Medicare Advantage	115,707	83,448	39%	661,738	467,585	42%
Medicare Supplement	807	2,062	(61)%	5,461	21,911	(75)%
Dental, Vision and Hearing	23,738	26,645	(11)%	124,989	111,015	13%
Prescription Drug Plan	809	1,191	(32)%	6,124	10,747	(43)%
Other	3,208	3,880	(17)%	12,407	14,089	(12)%
Total	144,269	117,226	23%	810,719	625,347	30%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

(dollars per policy):	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Medicare Advantage	$877	$1,121	(22)%	$925	$1,260	(27)%
Medicare Supplement	1,236	1,323	(7)%	1,270	1,269	—%
Dental, Vision and Hearing	122	121	1%	123	136	(10)%
Prescription Drug Plan	225	180	25%	234	224	4%
Other	64	160	(60)%	73	113	(35)%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown per number of approved Medicare Advantage and Medicare Supplement policies over a given time period. Management assesses the business on a per-unit basis to help ensure the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represents all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per-MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended June 30,
(dollars per approved policy):	2022	2021	% Change
Medicare Advantage and Medicare Supplement approved policies	667,199	489,496	36%
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$928	$1,260	(26)%
Other commission per MA/MS policy	27	39	(31)%
Other per MA/MS policy	(62)	190	(133)%
Total revenue per MA/MS policy	893	1,489	(40)%
Total operating expenses per MA/MS policy	(1,183)	(991)	19%
Adjusted EBITDA per MA/MS policy*	$(290)	$498	(158)%
Adjusted EBITDA Margin per MA/MS policy*	(32)%	33%	(197)%
Revenue/CAC multiple	1.8X	3X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

(in thousands)	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Revenue	$37,331	$56,718	(34)%	$153,973	$177,669	(13)%
Adjusted EBITDA*	576	7,123	(92)%	(129)	22,542	(101)%
Adjusted EBITDA Margin*	2%	13%		—%	13%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows term and final expense premiums for the periods presented:

(in thousands)	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Term Premiums	$16,374	$20,049	(18)%	$62,364	$76,833	(19)%
Final Expense Premiums	25,500	34,610	(26)%	109,218	90,878	20%
Total	$41,874	$54,659	(23)%	171,582	167,711	2%

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

(in thousands)	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Revenue	$7,126	$7,161	—%	$27,881	$30,913	(10)%
Adjusted EBITDA*	1,476	1,316	12%	5,433	8,178	(34)%
Adjusted EBITDA Margin*	21%	18%		19%	26%

Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

(in thousands):	4Q 2022	4Q 2021	% Change	FY 2022	FY 2021	% Change
Premiums	$13,756	$13,431	2%	$50,114	$55,596	(10)%

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Monday, August 29, 2022, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://ige.netroadshow.com/registration/q4inc/11325/selectquote-fiscal-4q-and-full-year-2022-earnings-call/. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. SelectQuote pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin the company’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. SelectQuote has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. In 2021, SelectQuote expanded its business with the addition of Population Health, a healthcare services company, and SelectRx, a specialty medication management pharmacy.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2022	June 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$140,997	$286,454
Accounts receivable, net	129,748	103,364
Commissions receivable-current	116,277	89,120
Other current assets	15,751	4,486
Total current assets	402,773	483,424
COMMISSIONS RECEIVABLE—Net	722,349	756,777
PROPERTY AND EQUIPMENT—Net	41,804	29,510
SOFTWARE—Net	16,301	12,611
OPERATING LEASE RIGHT-OF-USE ASSETS	28,016	31,414
INTANGIBLE ASSETS—Net	31,255	40,670
GOODWILL	29,136	68,019
OTHER ASSETS	18,418	1,436
TOTAL ASSETS	$1,290,052	$1,423,861

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,766	$34,079
Accrued expenses	26,002	20,676
Accrued compensation and benefits	42,150	40,909
Operating lease liabilities—current	5,261	5,289
Current portion of long-term debt	7,169	2,360
Other current liabilities	8,165	5,504
Total current liabilities	113,513	108,817
LONG-TERM DEBT, NET—less current portion	698,423	459,043
DEFERRED INCOME TAXES	50,080	138,827
OPERATING LEASE LIABILITIES	33,946	38,392
OTHER LIABILITIES	2,985	11,743
Total liabilities	898,947	756,822

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,644	1,635
Additional paid-in capital	554,845	544,771
Retained earnings (accumulated deficit)	(177,100)	120,404
Accumulated other comprehensive income	11,716	229
Total shareholders’ equity	391,105	667,039
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,290,052	$1,423,861

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
REVENUE:
Commission	$94,809	$159,107	$587,518	$818,772
Production bonus	12,878	15,395	89,057	70,653
Other	31,707	10,760	87,470	40,556
Total revenue	139,394	185,262	764,045	929,981

OPERATING COSTS AND EXPENSES:
Cost of revenue	107,076	64,110	466,808	270,715
Marketing and advertising	75,080	86,595	484,084	385,291
General and administrative	25,267	18,618	89,837	63,114
Technical development	6,054	5,165	24,729	18,623
Goodwill impairment	44,596	—	44,596	—
Total operating costs and expenses	258,073	174,488	1,110,054	737,743

INCOME (LOSS) FROM OPERATIONS	(118,679)	10,774	(346,009)	192,238

INTEREST EXPENSE, NET	(12,295)	(8,422)	(43,595)	(29,320)
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	(3,315)
OTHER EXPENSE, NET	(26)	(43)	(202)	(1,588)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	(131,000)	2,309	(389,806)	158,015
INCOME TAX EXPENSE (BENEFIT)	(26,318)	1,513	(92,302)	33,156

NET INCOME (LOSS)	$(104,682)	$796	$(297,504)	$124,859

NET INCOME (LOSS) PER SHARE:
Basic	$(0.64)	$—	$(1.81)	$0.77
Diluted	$(0.64)	$—	$(1.81)	$0.75

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	164,427	163,441	164,042	162,889
Diluted	164,427	165,689	164,042	165,544

OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX:
Gain (loss) on cash flow hedge	2,129	(186)	11,487	1,483
OTHER COMPREHENSIVE INCOME (LOSS)	2,129	(186)	11,487	1,483
COMPREHENSIVE INCOME (LOSS)	$(102,553)	$610	$(286,017)	$126,342

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(104,682)	$796	$(297,504)	$124,859
Adjustments to reconcile net income (loss) to net cash and cash equivalents used in operating activities:
Depreciation and amortization	6,768	4,883	24,724	16,142
Goodwill impairment	44,596	—	44,596	—
Loss on disposal of property, equipment, and software	717	425	1,458	686
Impairment of long-lived assets	3,147	—	3,147	—
Share-based compensation expense	800	1,476	7,052	5,165
Deferred income taxes	(26,338)	1,509	(92,716)	33,007
Amortization of debt issuance costs and debt discount	1,243	862	5,461	3,344
Write-off of debt issuance costs	—	—	—	2,570
Fair value adjustments to contingent earnout obligations	—	—	—	1,488
Non-cash lease expense	1,002	953	4,067	3,823
Changes in operating assets and liabilities:
Accounts receivable, net	34,085	28,264	(25,749)	(19,993)
Commissions receivable	(329)	(81,747)	7,271	(332,936)
Other assets	(2,641)	500	(10,915)	4,848
Accounts payable and accrued expenses	(12,559)	(6,495)	(4,464)	19,728
Operating lease liabilities	(1,274)	(1,151)	(5,143)	(3,782)
Other liabilities	1,513	(4,768)	401	25,609
Net cash used in operating activities	(53,952)	(54,493)	(338,314)	(115,442)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(283)	(8,387)	(24,798)	(14,907)
Purchases of software and capitalized software development costs	(2,280)	(2,275)	(9,851)	(8,081)
Acquisition of business	—	(17,150)	(6,927)	(41,028)
Investment in equity securities	—	—	(1,000)	—
Net cash used in investing activities	(2,563)	(27,812)	(42,576)	(64,016)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facility	—	—	50,000	—
Payments on Revolving Credit Facility	—	—	(50,000)	—
Proceeds from DDTL Facility	—	—	242,000	—
Payments on DDTL Facility	(613)	—	(1,225)	—
Net proceeds from Term Loans	—	—	—	228,753
Payments on Term Loans	(1,180)	—	(2,360)	(84,118)
Payments on other debt	(54)	(62)	(184)	(251)
Proceeds from common stock options exercised and employee stock purchase plan	—	109	3,179	1,887
Payments of tax withholdings related to net share settlement of equity awards	—	(336)	(148)	(10,362)
Payments of debt issuance costs	—	—	(328)	(885)
Payments of costs incurred in connection with private placement	—	—	—	(1,771)
Payments of costs incurred in connection with initial public offering	—	—	—	(3,911)
Payment of contingent earnout liability	—	—	—	(32,300)
Payment of acquisition holdback	—	—	(5,501)	—
Net cash (used in) provided by financing activities	(1,847)	(289)	235,433	97,042
NET DECREASE IN CASH AND CASH EQUIVALENTS	(58,362)	(82,594)	(145,457)	(82,416)
CASH AND CASH EQUIVALENTS—Beginning of year	199,359	369,048	286,454	368,870
CASH AND CASH EQUIVALENTS—End of year	$140,997	$286,454	$140,997	$286,454

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended June 30, 2022
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$97,917	$37,331	$7,126	$(2,980)	$139,394
Operating expenses	(142,291)	(36,755)	(5,650)	(15,476)	(200,172)
Other expenses, net	—	—	—	(26)	(26)
Adjusted EBITDA	(44,374)	576	1,476	(18,482)	(60,804)
Share-based compensation expense					(800)
Non-recurring expenses					(1,873)
Depreciation and amortization					(6,768)
Loss on disposal of property, equipment, and software					(717)
Goodwill impairment					(44,596)
Impairment of long-lived assets					(3,147)
Interest expense, net					(12,295)
Income tax benefit					26,318
Net loss					(104,682)
Net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment					48,300
Adjusted consolidated net loss					$(56,382)

	Three Months Ended June 30, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$124,391	$56,718	$7,161	$(3,008)	$185,262
Operating expenses	(99,561)	(49,595)	(5,845)	(12,128)	(167,129)
Other expenses, net	—	—	—	(43)	(43)
Adjusted EBITDA	24,830	7,123	1,316	(15,179)	18,090
Share-based compensation expense					(1,476)
Non-recurring expenses					(575)
Depreciation and amortization					(4,883)
Loss on disposal of property, equipment, and software					(425)
Interest expense, net					(8,422)
Income tax expense					(1,513)
Net income					$796

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income (Loss) Reconciliation
(Unaudited)

	Year Ended June 30, 2022
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$595,375	$153,973	$27,881	$(13,184)	$764,045
Operating expenses	(789,174)	(154,102)	(22,448)	(58,625)	(1,024,349)
Other expenses, net	—	—	—	(202)	(202)
Adjusted EBITDA	(193,799)	(129)	5,433	(72,011)	(260,506)
Share-based compensation expense					(7,052)
Non-recurring expenses					(4,730)
Depreciation and amortization					(24,724)
Loss on disposal of property, equipment, and software, net					(1,456)
Goodwill impairment					(44,596)
Impairment of long-lived assets					(3,147)
Interest expense, net					(43,595)
Income tax benefit					92,302
Net loss					$(297,504)

	Year Ended June 30, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$728,701	$177,669	$30,913	$(7,302)	$929,981
Operating expenses	(484,924)	(155,127)	(22,735)	(46,899)	(709,685)
Other expenses, net	—	—	—	(100)	(100)
Adjusted EBITDA	243,777	22,542	8,178	(54,301)	220,196
Share-based compensation expense					(5,165)
Non-recurring expenses					(6,065)
Fair value adjustments to contingent earnout obligations					(1,488)
Depreciation and amortization					(16,142)
Loss on disposal of property, equipment, and software					(686)
Interest expense, net					(29,320)
Loss on extinguishment of debt					(3,315)
Income tax expense					(33,156)
Net income					$124,859

SELECTQUOTE, INC. AND SUBSIDIARIES
Revenue to Adjusted EBITDA - Senior Cohort/Tail Adjustment
(Unaudited)

	Three Months Ended June 30, 2022
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$97,917	$37,331	$7,126	$(2,980)	$139,394
Net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment	48,300	—	—	—	48,300
Revenue, excluding net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment	146,217	37,331	7,126	(2,980)	187,694
Operating expenses	(142,291)	(36,755)	(5,650)	(15,476)	(200,172)
Other expenses, net	—	—	—	(26)	(26)
Adjusted EBITDA	$3,926	$576	$1,476	$(18,482)	$(12,504)

	Year Ended June 30, 2022
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$595,375	$153,973	$27,881	$(13,184)	$764,045
Net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment	193,300	—	—	—	193,300
Revenue, excluding net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment	788,675	153,973	27,881	(13,184)	957,345
Operating expenses	(789,174)	(154,102)	(22,448)	(58,625)	(1,024,349)
Other expenses, net	—	—	—	(202)	(202)
Adjusted EBITDA	$(499)	$(129)	$5,433	$(72,011)	$(67,206)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2023:

(in thousands)	Range
Net loss	$(113,000)	$(89,000)
Income tax benefit	(33,000)	(29,000)
Interest expense, net	74,000	74,000
Depreciation and amortization	24,000	24,000
Share-based compensation expense	12,000	12,000
Non-recurring expenses	16,000	18,000
Adjusted EBITDA	$(20,000)	$10,000